Exhibit 10.2

AMENDMENT NO. 8
TO CREDIT AGREEMENT

This Amendment is entered into as of June 30, 2016 by and among Great Lakes Dredge & Dock Corporation (the “Borrower”), the other “Credit Parties” from time to time party to the Credit Agreement referred to and defined below (together with the Borrower, the “Credit Parties”), the Lenders (as defined below) signatory hereto and Wells Fargo Bank, National Association, as Swingline Lender, an Issuing Lender and the Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement referred to and defined below.

The Borrower, the other Credit Parties, the financial institutions from time to time party thereto (collectively, the “Lenders”) and the Administrative Agent are parties to a Credit Agreement, dated as of June 4, 2012 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”).

The Borrower has requested various modifications to the Credit Agreement, and the Administrative Agent and the Required Lenders are willing to grant the Borrower’s request on the terms and subject to the conditions set forth herein.

ACCORDINGLY, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, the other Credit Parties, the Required Lenders and the Administrative Agent, such parties hereby agree as follows:

1.Amendments to the Credit Agreement. Subject to the satisfaction of each of the conditions set forth in Section 3, the Credit Agreement is hereby amended as follows:

(a)The table in the definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

Pricing Level	Consolidated Total Leverage Ratio	Commitment Fee	LIBOR Rate Loans / Financial Letters of Credit	Performance Letters of Credit	Base Rate Loans
I	Greater than or equal to 4.50 to 1.00	0.50%	3.50%	1.25%	2.50%
II	Greater than or equal to 4.00 to 1.00, but less than 4.50 to 1.00	0.50%	3.00%	1.125%	2.00%
III	Greater than or equal to 3.50 to 1.00, but less than 4.00 to 1.00	0.45%	2.50%	1.125%	1.50%
IV	Greater than or equal to 3.00 to 1.00, but less than 3.50 to 1.00	0.40%	2.25%	1.125%	1.25%

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Pricing Level	Consolidated Total Leverage Ratio	Commitment Fee	LIBOR Rate Loans / Financial Letters of Credit	Performance Letters of Credit	Base Rate Loans
V	Greater than or equal to 2.25 to 1.00, but less than 3.00 to 1.00	0.35%	2.00%	1.000%	1.00%
VI	Greater than or equal to 1.50 to 1.00, but less than 2.25 to 1.00	0.30%	1.75%	0.875%	0.75%
VII	Less than to 1.50 to 1.00	0.25%	1.50%	0.750%	0.50%

(b)The phrase, “or (iii) become the subject of a Bail-in Action”, is hereby inserted at the end of clause (d) of the definition of “Defaulting Lender” in Section 1.1 of the Credit Agreement (immediately before the semi-colon and proviso in that definition).

(c)The definition of “Federal Funds Rate” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Federal Funds Rate” means, for any day, the rate per annum determined by the Federal Reserve Bank of New York based on federal funds transactions on such day (or, if such day is not a Business Day, for the immediately preceding Business Day) and published as the federal funds effective rate by the Federal Reserve Bank of New York on the Business Day next succeeding such day, or, if such rate is not so published for any day that is a Business Day, the rate otherwise established by the Administrative Agent in any reasonable manner as the rate per annum applicable to federal funds transactions. Notwithstanding the foregoing, if the Federal Funds Rate as determined pursuant to the foregoing would be less than 0%, the Federal Funds Rate shall be 0%.

(d)The following sentence is hereby inserted at the end of the definition of “LIBOR” in Section 1.1 of the Credit Agreement:

Notwithstanding the foregoing, if LIBOR as determined pursuant to the foregoing would be less than 0%, LIBOR shall be 0%.

(e)The following definitions are hereby inserted in Section 1.1 of the Credit Agreement in their respective alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the

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supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(f)The last sentence of Section 5.15(a)(iv) of the Credit Agreement is hereby amended in its entirety to read as follows:

Subject to Section 12.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(g)The last sentence of Section 8.6 of the Credit Agreement is hereby amended in its entirety to read as follows:

Promptly following a Perfection Trigger Event and continuing thereafter while such Perfection Period remains in effect, all policies and certificates of entry with respect to hull and machinery insurance to the extent relating to the Designated Vessels and insurance relating to inventory shall name the Administrative Agent as an additional insured and contain a loss payable clause which, by language reasonably acceptable to the Administrative Agent, shall provide for payment to the Administrative Agent or its order to the extent relating to the Designated Vessels or inventory, and shall provide that no cancellation thereof shall be effective until at least 30 days written notice has been provided to the Administrative Agent.

(h)The phrase, “Receivables Security Agreement”, in Section 8.13 of the Credit Agreement is hereby deleted, and the phrase, “Receivables Security Agreement and, to the extent requested by the Administrative Agent, any other Security Document granting a security interest in inventory of one or more Credit Parties”, is substituted therefor.

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(i)Section 9.14(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

(a)Consolidated Total Leverage Ratio.  As of the last day of any fiscal quarter of the Borrower, permit the Consolidated Total Leverage Ratio to be greater than the applicable ratio set forth below:

Fiscal Quarter-End	Maximum Ratio
Each fiscal quarter-end prior to June 30, 2016	4.50 to 1
June 30, 2016	5.00 to 1
September 30, 2016	4.75 to 1
Each fiscal quarter-end after September 30, 2016	4.50 to 1

(j)The following new paragraph (c) is inserted at the end of Section 9.14 of the Credit Agreement:

(c)Capital Expenditures. Permit the aggregate Capital Expenditures of the Borrower and its Subsidiaries to exceed (i) $105,000,000 during the Fiscal Year ending December 31, 2016, or (ii) $45,000,000 during any subsequent Fiscal Year.

(k)The following new Section 12.22 is hereby inserted immediately after Section 12.21 of the Credit Agreement:

12.22Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

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(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

2.Amendment Fee. If the Termination Date has not occurred on or before July 31, 2016, the Borrower will pay the Administrative Agent, for the benefit of each Lender that has executed and delivered this Amendment to the Administrative Agent prior to 4:00 p.m. (Central time) on the date hereof, an amendment fee in an amount equal to 15 basis points (0.15%) of the Aggregate Revolving Credit Commitments. Such amendment fee shall be due and payable on August 1, 2016.

3.Effectiveness of this Amendment; Conditions Precedent. The provisions of Section 1 shall be effective only if, on or before the date hereof (or such later date as the Administrative Agent agrees to in writing), the Administrative Agent has received each of the following, each in form and substance satisfactory to the Administrative Agent:

(a)Counterparts of this Amendment duly executed by the Borrower, the other Credit Parties and the Required Lenders.

(b)An Inventory Security Agreement (the “Inventory Security Agreement”), duly executed by the Borrower and the other Credit Parties, granting the Administrative Agent a security interest in substantially all inventory of the Borrower and such Credit Parties.

(c)A certificate of an officer of the Borrower and each other Credit Party (i) certifying that the execution, delivery and performance of this Amendment and the Inventory Security Agreement, and the performance of the Credit Agreement as amended hereby, have been duly approved by all necessary action of the board of directors (or equivalent governing body) of the Borrower and each such Credit Party, and attaching true and correct copies of the applicable resolutions granting such approval, (ii) certifying that there have been no amendments to or restatements of the articles of incorporation, bylaws or other similar organizational  or governing documents the Borrower or any other Credit Party as furnished to the Administrative Agent in connection with the execution and delivery of the Credit Agreement, other than those that may be attached to the certificate, and (iii) certifying the names of the officers of the Borrower and the other Credit Parties that are authorized to sign this Amendment and the Inventory Security Agreement, together with the true signatures of such officers.

(d)a written opinion or opinions of counsel to the Borrower and other Credit Parties.

4.Representations and Warranties.

(a)Each of the Borrower and each Credit Party hereby represents and warrants that this Amendment, the Inventory Security Agreement and the Credit Agreement as amended hereby (collectively, the “Amendment Documents”) constitute legal, valid and binding obligations of each Credit Party, enforceable against the Credit Parties in accordance with their terms.

(b)Each of the Borrower and each Credit Party hereby represents and warrants that its execution and delivery of this Amendment and the Inventory Security Agreement, and the performance of the Amendment Documents, have been duly authorized by all necessary corporate or limited liability company action, do not violate any provision of its organizational documents, will not violate any law, regulation, court order or writ applicable to it, and will not require the approval or consent of any governmental agency, or of any other third party under the terms of any contract or agreement to which it or any of its Affiliates is bound (which has not been previously obtained), including without limitation, the Bonding Agreement, the Wells Fargo

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Documents and the Note Indenture.

(c)Each of the Borrower and each Credit Party hereby represents and warrants that after giving effect to the provisions of this Amendment, (i) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (ii) all of the representations and warranties of each Credit Party contained in any Loan Document (other than representations and warranties which, in accordance with their express terms, are made only as of an earlier specified date) are, and will be, true and correct as of the date of its execution and delivery hereof or thereof in all material respects as though made on and as of such date.

5.Reaffirmation, Ratification and Acknowledgment. The Borrower and each other Credit Party hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each Loan Document to which it is a party, (b) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents, and (c) agrees that neither such ratification and reaffirmation, nor the Administrative Agent’s, or any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Borrower or such other Credit Parties with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents. Except as modified hereby, the Credit Agreement is in all respects ratified and confirmed, and the Credit Agreement as modified by this Amendment shall be read, taken and so construed as one and the same instrument. Each of the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Neither the execution, delivery nor effectiveness of this Amendment shall operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, or of any Default or Event of Default (whether or not known to the Administrative Agent or the Lenders), under any of the Loan Documents, except as specifically set forth herein. From and after the effectiveness of this Amendment, (x) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby and (y) all references to the Credit Agreement appearing in any other Loan Document, or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Credit Agreement, as amended hereby. This Agreement is a Loan Document, as defined in the Credit Agreement.

6.Release. In further consideration of the execution by the Administrative Agent and the Required Lenders of this Amendment, to the extent permitted by applicable law, the Borrower and each Credit Party, on behalf of itself and all of its successors and assigns (collectively, the “Releasors”), hereby completely, voluntarily, knowingly, and unconditionally release and forever discharge the Administrative Agent, each Lender, each Issuing Lender, the Swingline Lender, each of their advisors, professionals and employees, each affiliate of the foregoing and all of their respective permitted successors and assigns (collectively, the “Releasees”), from any and all claims, actions, suits, and other liabilities, including, without limitation, any so-called “lender liability” claims or defenses (collectively, “Claims”), whether arising in law or in equity, which any of the Releasors ever had, now has or hereinafter can, shall or may have against any of the Releasees for, upon or by reason of any matter, cause or thing whatsoever from time to time occurred on or prior to the date hereof, in any way concerning, relating to, or arising from (a) the Credit Agreement or any of the other Loan Documents (including, without limitation, with respect to the payment, performance, validity or enforceability of the Borrower’s or any other Credit Party’s obligations thereunder, the liens securing such obligations, or any or all of the terms or conditions of any Loan Document), (b) the financial condition, business or operations of the Borrower or any other Credit Party, and (c) the negotiation, documentation and execution of this Amendment and any documents relating hereto, except for Claims determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from the gross negligence,

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bad faith or willful misconduct of such Releasee. The Releasors hereby acknowledge that they have been advised by legal counsel of the meaning and consequences of this release.

7.Governing Law.THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.Administrative Agent’s Expenses. The Borrower hereby agrees to promptly reimburse the Administrative Agent for all of the reasonable and documented out-of-pocket expenses (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment and the other documents, agreements and instruments contemplated hereby.

9.Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which when together shall constitute one and the same agreement among the parties. Delivery of any executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

GREAT LAKES DREDGE & DOCK CORPORATION, as Borrower

By ___/s/ Mark W. Marinko__________________

Name: Mark W. Marinko

Title: Chief Financial Officer

GREAT LAKES DREDGE & DOCK ENVIRONMENTAL, INC., as a Credit Party

By __/s/ Katherine M. O’Halloran______________

Name: Katherine M. O’Halloran

Title: Treasurer

GREAT LAKES DREDGE & DOCK COMPANY, LLC, as a Credit Party

By ___/s/ Mark W. Marinko__________________

Name: Mark W. Marinko

Title: Chief Financial Officer

DAWSON MARINE SERVICES COMPANY, as a Credit Party

By __/s/ Michael R. Sayer____________________

Name: Michael R. Sayer

Title: Treasurer

NASDI HOLDINGS, LLC, formerly known as NASDI Holdings Corporation, as a Credit Party

By __/s/ Katherine M. O’Halloran______________

Name: Katherine M. O’Halloran

Title: Treasurer

Signature page to Amendment No. 8 to Great Lakes Dredge & Dock Corporation Credit Agreement

FIFTY-THREE DREDGING CORPORATION, as a Credit Party

By __/s/ Katherine M. O’Halloran______________

Name: Katherine M. O’Halloran

Title: Treasurer

TERRA CONTRACTING SERVICES, LLC, as a Credit Party

By ___/s/ Maria G. Trujillo___________________

Name: Maria G. Trujillo

Title: Treasurer

Signature page to Amendment No. 8 to Great Lakes Dredge & Dock Corporation Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as Swingline Lender and as a Lender

By ___/s/ Kristine Netjes_____________________

Name: Kristine Netjes

Title: Senior Vice President

Signature page to Amendment No. 8 to Great Lakes Dredge & Dock Corporation Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By ___/s/ John M. Schuessler________________

Name: John M. Schuessler

Title: Senior Vice President

Signature page to Amendment No. 8 to Great Lakes Dredge & Dock Corporation Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By ___/s/ Patrick Flaherty____________________

Name: Patrick Flaherty

Title: Managing Director

Signature page to Amendment No. 8 to Great Lakes Dredge & Dock Corporation Credit Agreement

BMO HARRIS FINANCING, INC., as a Lender

By _______________________________________

Name:

Title:

Signature page to Amendment No. 8 to Great Lakes Dredge & Dock Corporation Credit Agreement

FIFTH THIRD BANK, as a Lender

By ___/s/ Terick R. Hinze____________________

Name: Terick R. Hinze

Title: Vice President

Signature page to Amendment No. 8 to Great Lakes Dredge & Dock Corporation Credit Agreement

MB FINANCIAL BANK, N.A., as a Lender

By _______________________________________

Name:

Title:

Signature page to Amendment No. 8 to Great Lakes Dredge & Dock Corporation Credit Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender

By _______________________________________

Name:

Title:

By _______________________________________

Name:

Title:

Signature page to Amendment No. 8 to Great Lakes Dredge & Dock Corporation Credit Agreement

SUNTRUST BANK, as a Lender

By ___/s/ Lisa Garling_______________________

Name: Lisa Garling

Title: Director

Signature page to Amendment No. 8 to Great Lakes Dredge & Dock Corporation Credit Agreement